Exhibit 4.28

Confidential Treatment Requested by China Finance Online Co. Limited

 [Translated from the original Chinese version]

SHENZHEN SECURITIES INFORMATION CO., LTD

PAYMENT NOTICE
(ON PAYMENT TERMS OF
SHENZHEN STOCK EXCHANGE PROPRIETARY INFORMATION LICENSE AGREEMENT)

Beijing Fuhua Innovation Technology Development Co., Ltd.:

The Shenzhen Stock Exchange Proprietary Information License Agreement (Shenzhen Stock Exchange Basic Real-time Quotation Agreement Web Version Application) that we both parties entered will expire on March 31, 2013, with the Contract Value of ***; according to the agreement, the Agreement shall be renewed automatically on annual basis, the effective term shall be from April 1, 2013 to March 31, 2014.

Please make the payment of information fee with the total amount of *** before March 31, 2013.

Payment Instruction:
Account Name: Shenzhen Securities Information Co., Ltd
Bank Name: Futian Branch of Shenzhen Merchants Bank
Account No.:813588311610001

As notice hereby with appreciation, please cooperate with our work by making timely payment.

Shenzhen Securities Information Co., Ltd
SEAL:/s/company seal
March 5, 2013

*** - indicates material omitted pursuant to a Confidential Treatment Request and filed separately with the Securities and Exchange Commission